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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-1 of A123 Systems, Inc. (as amended, the "Registration Statement") of our report dated February 25, 2008 relating to the consolidated financial statements of Enerland Co., Ltd., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ SAMIL PRICEWATERHOUSECOOPERS Seoul, Korea October 29, 2008

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  Exhibit 23.2